Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Federated Fund for U.S. Government Securities, Inc.:


     We consent to the use in Post-Effective Amendment No. 70 to Registration Statement 811-1890 of Federated Fund for U.S. Government Securities, Inc. of our report dated May 14, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deloitte & Touche
Boston, Massachusetts
May 26, 1999